                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(a)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Chesapeake Utilities Corporation

 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        Chesapeake Utilities Corporation

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

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       (2)  Form, Schedule or Registration Statement No.:

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       (4)  Date Filed:

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF
CHESAPEAKE UTILITIES CORPORATION:                                 March 29, 2002

     The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Tuesday May 21, 2002, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

     (a) to elect four Class III Directors for three-year terms ending in 2005, and until their successors are elected and qualified;

     (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers, L.L.P. as independent auditors for the fiscal year ending December 31, 2002; and

     (c) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 25, 2002 will be entitled to vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors,




                                            William C. Boyles
                                            Corporate Secretary

STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND.

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 2002
                       __________________________________
                                                                  March 29, 2002
                             SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Chesapeake Utilities Corporation ("Chesapeake" or the "Company") for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 21, 2002, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies also may be made by personal interview, mail, telephone or e-mail by directors, officers and regular employees of Chesapeake. Chesapeake also will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Chesapeake will reimburse such entities for expenses incurred. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake will not receive additional compensation for soliciting proxies. This proxy statement and the enclosed form of proxy are being first sent or given to stockholders on or about March 29, 2002.

                               REVOCATION OF PROXY

     The giving of a proxy does not preclude the right to vote in person at the meeting should the person giving the proxy so desire. In addition, the person giving a proxy has the power to revoke it at any time before it has been exercised by submitting a proxy bearing a later date or by providing a notice in writing that is received by the Corporate Secretary of Chesapeake prior to the meeting.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

     If a stockholder is a corporation, an authorized officer should sign the accompanying proxy in its corporate name, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.

                                  ANNUAL REPORT

     The annual report to stockholders, covering Chesapeake's fiscal year ended December 31, 2001, is enclosed herewith. The annual report, which includes financial statements, does not form any part of the material for the solicitation of proxies.

                          VOTING SECURITIES OUTSTANDING

     The common stock, of which 5,456,536 shares were outstanding as of March 25, 2002, is the only outstanding class of voting securities of the Company. Each share of common stock is entitled to one vote. The holders of record of common stock at the close of business on March 25, 2002, the record date, will be entitled to vote at the Annual Meeting of Stockholders.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth the number of shares of Chesapeake's common stock beneficially owned, as of March 25, 2002, by each of Chesapeake's directors and nominees for director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment power and sole voting power with respect to the securities indicated. No person or entity, to the knowledge of Chesapeake, beneficially owns more than 5% of the common stock.

                                                             Amount and Nature of       Percent
Name of Individual or Group                                  Beneficial Ownership/1/    of Class
---------------------------                                  ----------------------     --------
Ralph J. Adkins..........................................             58,032               1.06%
Richard Bernstein........................................              4,104                   *
Thomas J. Bresnan........................................                300                   *
Walter J. Coleman........................................              4,400                   *
John W. Jardine, Jr......................................             25,610                   *
J. Peter Martin..........................................                300                   *
Joseph E. Moore..........................................                300                   *
Calvert A. Morgan, Jr....................................              1,600                   *
Rudolph M. Peins, Jr.....................................              5,473                   *
Robert F. Rider..........................................              6,365                   *
John R. Schimkaitis......................................             35,211                   *
Jeremiah P. Shea.........................................              6,228                   *
Michael P. McMasters.....................................             14,472                   *
Stephen C. Thompson......................................             14,630                   *
William C. Boyles........................................             12,574                   *
Executive Officers and Directors as a Group (15 persons)             189,599               3.47%

_______________________________
*Less than one percent (1%)

/1/ Includes shares of common stock subject to options that are currently exercisable, or that will become exercisable within 60 days following March 25, 2002, as follows: Mr. McMasters - 7,700; Mr. Thompson - 7,700; Mr. Boyles - 6,637; and all executive officers and directors as a group - 22,037. Also includes shares held by the following executive officers under the Company's Retirement Savings Plan as to which they have the authority to direct the voting: Mr. Adkins - 14,470; Mr. Schimkaitis - 8,041; Mr. McMasters - 3,860; Mr. Thompson - 4,900; Mr. Boyles - 3,546; and all executive officers and directors as a group - 34,817.

                              ELECTION OF DIRECTORS

     At the annual meeting to be held on May 21, 2002, four Class III Directors will be elected to serve until the Annual Meeting of Stockholders in 2005, and until their successors are elected and qualified. Chesapeake's nominees are Thomas J. Bresnan, Walter J. Coleman, Joseph E. Moore and John R. Schimkaitis.

     Effective as of the 2002 Annual Meeting, Jeremiah P. Shea, currently a Class III Director, is retiring after 20 years of distinguished service on the Chesapeake Board. His resignation will reduce the number of directors from twelve to eleven. Under Chesapeake's Certificate of Incorporation, each class of directors must be as nearly equal in size as possible. To maintain the required balance among classes, Mr. Bresnan has been nominated for reelection as a Class III Director.

     Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors.

     Unless you instruct otherwise, properly executed proxies in the enclosed form will be voted FOR the election of each of Chesapeake's nominees. If, prior to the election, any of the nominees shall become unable or unwilling to serve as a director (an eventuality not currently anticipated), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.

            INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

     The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to the Company by each of the nominees for election as a director and for each of the directors whose term will continue following the annual meeting:

Nominees for Election

     Class III Directors

          Thomas J. Bresnan (age 49): Mr. Bresnan is Chief Executive Officer of New Horizons Worldwide, Inc., located in Anaheim, California, a position he has held since 1999. Through its New Horizons Computer Learning Centers, New Horizons provides information technology training. Prior to joining New Horizons in 1992, Mr. Bresnan was President of Capitol American Life Insurance in Cleveland, Ohio. Mr. Bresnan began his professional career at Arthur Andersen and Co. He became a director of Chesapeake on November 1, 2001.

          Walter J. Coleman (age 67): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is now a professor at Florida Southern College and an international business consultant specializing in strategic management. He has been a director of Chesapeake since 1992.

          Joseph E. Moore (age 59): Mr. Moore is a partner in the law firm of Williams, Hammond, Moore, Shockley and Harrison, LLP, which has offices located in Ocean City and Ocean Pines, Maryland. Mr. Moore previously has served as State's Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin, Maryland, Maryland State Board of Governors; and the American Bar Association. In addition, Mr. Moore has served on the Board of Directors for Calvin B. Taylor Banking Co. and Atlantic General Hospital, and Board of Trustees for the Worcester Preparatory School, all in Berlin, Maryland. Mr. Moore became a director of Chesapeake on November 1, 2001.

          John R. Schimkaitis (age 54): Mr. Schimkaitis became the Chief Executive Officer of the Company on January 1, 1999. He also has served as President since 1997. Prior to his present position, Mr. Schimkaitis has held numerous positions with the Company since re-joining Chesapeake in 1986. He has been a director of Chesapeake since 1996.

Continuing Directors

     Class I Directors (Terms Expire 2003)

          John W. Jardine, Jr. (age 75): Mr. Jardine served as Chairman of the Board of Chesapeake from 1989 through 1997 and Chief Executive Officer from 1983 through 1990. Mr. Jardine has also served as President, Executive Vice President, Vice President, Secretary, Assistant Secretary and Assistant Treasurer of Chesapeake. He has been a director of Chesapeake since 1972.

          Calvert A. Morgan, Jr. (age 54): Mr. Morgan is Chairman of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan is also a director of Delaware Business Roundtable, Inc., Vice Chairman of Wilmington Renaissance Corporation, Chairman of Wilmington Country Club and Delaware State Chamber of Commerce. He is a trustee of

         Christiana Care Corporation and is a former board member of both the Delaware Bankers Association and the United Way of Delaware. He has been a director of Chesapeake since 2000.

         Rudolph M. Peins, Jr. (age 72): Mr. Peins retired in February 1993 as Chief Financial Officer and Secretary of Hunt Corp. located in Philadelphia, Pennsylvania. Hunt is a leading international manufacturer and distributor of art/craft and office supplies, materials and equipment. He has been a director of Chesapeake since 1993.

     Class II Directors (Terms Expire 2004)

         Ralph J. Adkins (age 59): Mr. Adkins is Chairman of the Board of Directors of Chesapeake. He has served as Chairman since 1997. Prior to January 1, 1999, Mr. Adkins served as Chief Executive Officer, a position he had held since 1990. During his tenure with Chesapeake Mr. Adkins has also served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. He has been a director of Chesapeake since 1989.

         Richard Bernstein (age 59): Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton, Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved including: Salisbury Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, a creator of unique designs in sculptured earthenware; and Lorch Microwave which produces microwave filters and electronic components. He has been a director of Chesapeake since 1994.

         J. Peter Martin (age 62): Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation, a Miami, Florida-based diversified utility company that provided water, wastewater, natural gas and propane gas service to residential, commercial and industrial customers in several Florida counties. Mr. Martin founded Atlantic Utilities Corporation in 1980. In 1997 Atlantic Utilities was sold to Southern Union Co. Prior to founding Atlantic Utilities, Mr. Martin was President of Southern Gulf Utilities, Inc., in Miami, Florida. Mr. Martin became a director of Chesapeake on November 1, 2001.

         Robert F. Rider (age 73): Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work, metal fabrication and sells farm equipment and materials handling systems. Mr. Rider is also a director of Blue Cross Blue Shield of Wilmington, Delaware, Delaware State Fair and CareFirst, Inc. He is a trustee of the University of Delaware. Mr. Rider also serves as a Governor and Chairman of the United States Postal Service. He has been a director of Chesapeake since 1977.

Directors' Compensation

     Under Chesapeake's Directors Stock Compensation Plan, directors who are not officers of the Company are awarded 600 shares of the Company's common stock annually, at the time of the Company's annual meeting. In addition, each non-employee director who serves as the chairman of a committee of the Board of

Directors is awarded 100 additional shares of the Company's common stock annually. Directors are also paid an attendance fee of $1,000 for each Board or committee meeting attended. If a director attends more than one meeting on the same day for which he has been paid a fee of $1,000, then the director is paid an additional fee of $500.

                             COMMITTEES OF THE BOARD

     The Audit Committee was established in 1976. Only directors who are not employees of the Company or any of its subsidiaries and who qualify as "independent" directors under the current listing standards of the New York Stock Exchange are eligible to serve as members of the Audit Committee. In general, the Audit Committee is charged with reviewing the internal auditor's reports of practices and procedures as well as the reports of Chesapeake's independent auditors relating to the results of their audit and the adequacy of internal controls. The Audit Committee has the responsibility to make recommendations to management arising from the aforementioned reviews. The Audit Committee held five meetings during 2001. The current members of the Audit Committee are: Walter J. Coleman, John W. Jardine, Jr. and Rudolph M. Peins, Jr., Chairman.

     The Compensation Committee, established in 1979, has the responsibility of fixing the compensation of executive officers. The Compensation Committee held two meetings during 2001. The current members of the Compensation Committee are:
Richard Bernstein, Chairman, Calvert A. Morgan, Jr. and Jeremiah P. Shea.

     The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structure issues. In 1998, this Committee also assumed the functions of the Nominating Committee with regard to the recommendation of director candidates for consideration by the Board of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Committee held four meetings during 2001. The members of the Corporate Governance Committee are: Walter J. Coleman, John W. Jardine, Jr. and Robert F. Rider, Chairman.

     Under the Company's bylaws, stockholders are permitted to nominate candidates for election as directors. The Corporate Secretary of the Company must receive such nominations not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected. Such nominations must be in writing and set forth: (a) as to each nominee, (i) the name, age, business address and, if known, residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of stock beneficially owned by the nominee; (iv) the consent of the nominee to serve as a director of the Corporation if elected; (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and
(vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the number of shares of common stock beneficially owned by such stockholder.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met nine times during 2001. Each director, with the exceptions of Messrs. Bresnan, Martin and Moore, attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board on which he served. Since their appointments to the Board on November 1, 2001, Messrs. Bresnan, Martin and Moore attended 100% of the aggregate number of meetings.

                             MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation earned in each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers.

                                            Annual Compensation      Long-Term Compensation
                                           ---------------------     -----------------------
                                                                        Awards       Payouts
                                                                     -------------- ----------
                                                                        Shares
                                                                      Underlying      LTIP            All Other
                                Fiscal      Salary       Bonus       Options/SARs    Payments       Compensation
Name and Principal Position      Year        ($)          ($)             (#)           ($)             ($)
----------------------------    -------    ---------    --------     -------------- ----------    ---------------
Ralph J. Adkins/1/............   2001      150,000          0              0        24,035/4/        19,290/7/
Chairman and Director            2000      150,000          0              0        22,780/5/           21,136
                                 1999      150,000       44,226            0        57,780/6/           18,915

John R. Schimkaitis/1/........   2001      295,000          0              0        45,600/4/        18,919/7/
President, Chief Executive       2000      280,000          0              0        43,200/5/           11,442
Officer and Director             1999      280,000       82,555            0        70,380/6/           10,428


Michael P. McMasters .........   2001      204,750          0              0        24,320/4/        12,712/7/
Vice President, Treasurer        2000      195,000          0              0        23,040/5/           10,608
and Chief Financial Officer      1999      153,750       28,704            0            0                9,255


Stephen C. Thompson ..........   2001      204,750          0              0        24,320/4/        12,712/7/
Vice President                   2000      195,000          0              0        23,040/5/            8,566
                                 1999      153,750       14,100            0            0                9,225

William C. Boyles ............   2001      141,375          0              0            0             8,761/7/
Vice President and               2000      134,875          0          5,000/2/         0                9,849
Corporate Secretary              1999      127,500       24,877        5,000/3/         0                7,846



_______________________________

/1/ On January 1, 1999 Mr. Schimkaitis succeeded Mr. Adkins as Chief Executive Officer. Mr. Adkins serves as the Chairman of the Board of Directors, which is designated as an executive officer position.

/2/ Stock Appreciation Rights ("SARs") granted under the Company's Performance Incentive Plan (the "Incentive Plan") for the performance period beginning January 1, 2001, and ending December 31, 2001. As of December 31, 2001, 2,500 of these SARs were forfeited, as more fully described in the Compensation Committee Report.

/3/ SARs granted under the Incentive Plan for the performance period beginning January 1, 2000, and ending December 31, 2000. As of December 31, 2000, 2,500 of these SARs were forfeited.

/4/ Represents the value of the following number of shares of restricted stock that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2001, and ending December 31, 2001: Mr. Adkins - 1,265 shares; Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr. Thompson
     - 1,280 shares. The restricted shares are subject to forfeiture if the named executive officer voluntarily terminates his employment within three years following the receipt of the shares. During this three-year period, the holder is entitled to receive the dividend that is paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 22, 2002, the date that the shares were issued to the individual.

/5/ Represents the value of the following number of shares of restricted stock that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2000, and ending December 31, 2000: Mr. Adkins - 1,265 shares; Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr. Thompson
     - 1,280 shares. The restricted shares are subject to forfeiture if the named executive officer voluntarily terminates his employment within three years following the receipt of the shares. During this three-year period, the holder is entitled to receive the dividend that is paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 23, 2001, the date that the shares were issued to the individual.

/6/ Represents the value of performance shares earned in 1999 by the named executive officer under the Incentive Plan for the award period beginning January 1, 1999 and ending December 31, 1999. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 25, 2000, the date that the shares were issued to the individual. These shares are free of any vesting or transfer restrictions.

/7/ Consists of the Company's contribution to its Retirement Savings Plan on behalf of such officer (Mr. Adkins - $18,000; Mr. Schimkaitis - $17,700; Mr. McMasters - $12,285; Mr. Thompson - $12,285; and Mr. Boyles - $8,482) and term life insurance premiums paid by the Company on behalf of such officer (Mr. Adkins - $1,290; Mr. Schimkaitis - $1,219; Mr. McMasters - $427; Mr. Thompson - $427; and Mr. Boyles - $279).

Aggregated Option/ SAR Exercises During 2001 and Year End Option / SAR Values

     The following table sets forth information concerning stock options and SARs exercised by the named executive officers during 2001 and the number and value of options and SARs held by such officers at year end.

                                                           Number of Shares              Value of Unexercised
                                                        Underlying Unexercised               In-the-Money
                                                            Options / SARs                   Options/SARs
                           Shares                            at FY-End (#)                 at FY-End ($)/1/
                         Acquired on       Value      ---------------------------    --------------------------
Name                     Exercise (#)   Realized ($)  Exercisable   Unexercisable    Exercisable  Unexercisable
--------------------     ------------  -------------  -----------   -------------    -----------  -------------
Ralph J. Adkins           11,541        219,647               0            0                 0           0
John R. Schimkaitis        6,671        126,817               0            0                 0           0
Michael P. McMasters           0              0           7,700            0                 0           0
Stephen C. Thompson            0              0           7,700            0                 0           0
William C. Boyles              0              0          11,637            0             6,500           0

/1/  Based on a market price of Chesapeake common stock of $19.800 on December 31, 2001.

Pension Plan Table

    Final                              Years of Service at Normal Retirement Age
   Average        -----------------------------------------------------------------------------------------
  Earnings            15              20             25              30             35              40
--------------    ------------    -----------    ------------    -----------    ------------    -----------
 $100,000           $ 25,386       $ 33,848         $ 42,310       $ 50,772       $ 59,234       $ 59,234
 $125,000           $ 32,605       $ 43,473         $ 54,342       $ 65,210       $ 76,078       $ 76,078
 $150,000           $ 39,824       $ 53,098         $ 66,373       $ 79,647       $ 92,922       $ 92,922
 $175,000           $ 47,042       $ 62,723         $ 78,404       $ 94,085       $109,766       $109,766
 $200,000           $ 54,261       $ 72,348         $ 90,435       $108,522       $126,609       $126,609
 $225,000           $ 61,480       $ 81,973         $102,467       $122,960       $143,453       $143,453
 $250,000           $ 68,699       $ 91,598         $114,498       $137,397       $160,297       $160,297
 $275,000           $ 75,917       $101,223         $126,529       $151,835       $177,141       $177,141
 $300,000           $ 83,136       $110,848         $138,560       $166,272       $193,984       $193,984
 $325,000           $ 90,355       $120,473         $150,592       $180,710       $210,828       $210,828
 $350,000           $ 97,574       $130,098         $162,623       $195,147       $227,672       $227,672
 $375,000           $104,792       $139,723         $174,654       $209,585       $244,516       $244,516
 $400,000           $112,011       $149,348         $186,685       $224,022       $261,359       $261,359

     The above table sets forth the estimated annual retirement benefits payable under the Company's retirement plan to its regular employees, including officers, in the final average earnings and years of service classifications indicated. The retirement plan is funded solely by the Company. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity and are not subject to any deduction for Social Security or other offset amounts.

     Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 2001 was $85,000), bonus payments. Compensation covered by the plan for 2001 was as follows: Mr. Schimkaitis - $295,000; Mr. McMasters - $204,750; Mr. Thompson - $204,750; and Mr. Boyles - $141,375. The calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

     The Internal Revenue Code of 1986, as amended, generally limits the annual benefits, which may be paid under the plan ($140,000 for 2001) and limits the amount of annual compensation that may be taken into account in determining final average earnings to ($170,000 in 2001). The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Effective January 1, 1995, the Company has adopted a plan, that is not a tax-qualified plan, under which it provides to plan participants the benefits that would have been provided under the Company's retirement plan but for these limits. The plan is unfunded, but is required to be funded in the event of a change in control of the Company.

     As of December 31, 2001, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Mr. Schimkaitis - 17 years; Mr. McMasters - 20 years; Mr. Thompson - 18 years; and Mr. Boyles - 13 years.

     As of December 31, 1998, the Company amended its pension plan so that current participants in the plan, including executive officers, could elect either (1) to continue their participation in the plan or, alternatively, (2) to receive a one-time payout, plus an increase in the Company's matching contributions to the employee's account in the Company's Section 401(k) retirement savings plan. Based on this election, Mr. Adkins ceased to be a participant in the pension plan after December 31, 1998.

Employment Contracts and Change in Control Provisions

     Chesapeake has entered into employment agreements with Messrs. Schimkaitis, McMasters, Thompson and Boyles. These agreements are designed to help retain such officers who are essential to the proper supervision of Chesapeake's business by assuring them of equitable treatment in the event of a termination of employment following a change in control of the Company. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to elect or re-elect the officer to, or the removal of the officer from, the Board of Directors of the Company (if the officer shall have been a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control also would entitle the officer to elect to terminate his employment and to receive the termination payments provided in the agreement.

     The agreement with Mr. Schimkaitis was entered into on March 26, 1997, and provides for Mr. Schimkaitis' employment in his current position at a current salary of $300,000 and in the future such greater or lesser amounts as the Company's Board of Directors may determine. This agreement is operative for an initial term of five years, ending March 26, 2002, and provides that if a change in control occurs prior to that date, the agreement will be automatically extended for a maximum of five years commencing on the date the change in control occurred. The agreements with Messrs. McMasters, Thompson and Boyles were entered into on March 26, 1997, each for a term of three years, and provided for the employment of Messrs. McMasters, Thompson and Boyles as Vice Presidents of the Company, also at salaries determined by the Company's Board of Directors. These agreements were renewed on March 26, 2000, for an additional three-year term, with the same terms and conditions as the original agreements. Each agreement provides that if a change in control occurs prior to the expiration of its term, it will be extended for an additional period of three years commencing on the date the change in control occurred.

     The agreements are intended to maintain compensation and benefits following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period following a change in control at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility during such extension period under the Company's employee benefit plans. In the event of a termination of employment other than for cause, the officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under the Company's retirement, savings and stock option plans that he would have received had he continued to be employed by the Company for the lesser of 24 months (12 in the case of Messrs. McMasters, Thompson and Boyles) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that the Company could pay the officer without some part of the amount being nondeductible by the Company under Section 280G of the Internal Revenue Code. Each agreement also provides that the Company will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement following a change in control and that the Company, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce his rights under his agreement.

     Prior to January 1, 1999, Chesapeake had an agreement with Mr. Adkins providing for his employment as President and Chief Executive Officer. This agreement was substantially the same as the current agreement with Mr. Schimkaitis except that the initial salary specified in Mr. Adkins' agreement was $255,000. As of January 1, 1999, Mr. Adkins assumed a new executive office entitled Chairman of the Board of Directors and signed an agreement with the Company employing him in that capacity on a part-time basis until December 31, 2000. Mr. Adkins subsequently signed a new agreement that provides for his employment to continue until December 31, 2002. This agreement does not provide for an extension of Mr. Adkins' term of employment in the event of a change in control of the Company, but the agreement does provide for a significantly narrower set of circumstances that would permit his termination for cause following any change in control. The agreement also provides a severance payment for Mr. Adkins if he is terminated without cause, either before or after a change in control, in an amount equal to the balance of the base compensation that he would have earned if he had remained employed with the Company pursuant to the agreement until December 31, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 2001.

Policies and Goals

     The Company's compensation goal is to enhance the profitability of the Company, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, the Company's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from the Company's strategic plan.

Components

     The Company's executive compensation program relies on three interrelated components, consisting of base salary, annual bonus and long-term equity-based rewards.

Base Salary

     The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations (the "Industry Peer Group") that the Company uses in the preparation of its Stock Performance Chart, as shown below, and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are subjectively made after giving consideration to the individual's performance and contributions to the success of the Company. Executive base salaries generally fall below, but close to, the comparison averages. Salaries for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other executive officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation - Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

Annual Incentive Bonus

     Annual bonuses are paid under the Company's performance-based cash bonus plan, adopted in January 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. At the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a target bonus amount for each executive, which is a percentage of that executive's base salary ranging from 20% to 30%. Target bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for the year for each selected executive, relating to one or more business segments, to the Company as a whole, or both, and an aggressive target net income range for the Company or designated segments. Bonus awards for the year are made to each selected executive, based on successful attainment of the relevant performance goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of the Company or relevant segments and the relevant aggressive target net income range. In the case of the Chief Executive Officer, 50% is based on the achievement of performance goals and the other 50% is directly proportionate to the attainment of the aggressive target net income. Payout on the achievement of performance goals is contingent upon attainment of the aggressive target net income. For 2001, most of the performance goals were achieved, either entirely or to a significant extent, including, approximately in order of relative weight: (1) aggressive growth and expansion of existing service territories; (2) pursue energy-related business opportunities on the Delmarva Peninsula; (3) implementation of strategic rate, regulatory and environmental initiatives; (4) continued refinement and pursuit of performance improvements; and (5) growth of the non-regulated business segment. Based on these achievements, the Committee determined that between 28% and 96% of the goals have been met. However, since the Company's net income did not come within the aggressive target net income range, the payout factor was zero. Accordingly, no payouts were made.

Performance Incentive Plan

     Equity-based awards are granted under the Company's Performance Incentive Plan, adopted in 1992, which permits the Compensation Committee flexibility in providing different forms and levels of equity-based awards to key employees. These awards are intended to align the interests of the executives with those of the Company's stockholders.

     In 2000, Messrs. Adkins, Schimkaitis, McMasters and Thompson each received performance awards of 5,060, 9,600, 5,120 and 5,120 shares, respectively, of Chesapeake common stock for a performance period beginning January 1, 2001, and ending December 31, 2001. At the end of the performance period, the recipient was entitled to earn the entire allotment of performance shares, or a portion thereof, depending on the extent to which the Company achieved specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated net income, and share price relative to book value, with a portion of the performance shares allocated to the achievement of each goal. Under the terms of the award, the recipient may elect, on or before September 30, 2001, to receive, in lieu of the number of performance shares that he was entitled to earn, the number of shares of restricted stock equal to 25% of his allotment of performance shares. The company did not achieve any of the three performance goals in 2001. Accordingly, Messrs. Adkins, Schimkaitis, McMasters and Thompson elected to receive shares of restricted stock in lieu of performance shares, resulting in restricted stock awards described in footnote 4 to the Summary Compensation Table, which represented 25% of each executive's allotment of performance shares. Because none of the performance goals were achieved in 2001, only 2,500 SARs, representing the time-based portion of the 5000 SARs awarded to Mr. Boyles in 2000 vested, and the balance was forfeited.

     In 2001, Messrs. Adkins, Schimkaitis, McMasters, Thompson and Boyles each received performance awards of 5,060, 9,600, 5,120, 5,120 and 5,120 shares, respectively, of Chesapeake common stock for a performance period beginning January 1, 2002, and ending December 31, 2002. At the end of the performance period, the recipient is entitled to earn the entire allotment of performance shares, or a portion thereof, depending on the extent to which the Company achieves specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated net income, and share price relative to book value, with a portion of the performance shares allocated to the achievement of each goal. Under the terms of the award, the recipient may elect, on or before September 30, 2002, to receive, in lieu of the number of performance shares that he is entitled to earn, the number of shares of restricted stock equal to 25% of his allotment of performance shares. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, is deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. Restricted shares are subject to forfeiture if the recipient voluntarily terminates his employment within three years following the receipt of the shares. During the three-year period, the holder of restricted shares is entitled to receive the dividend that is paid on the shares.

Compensation of the Chief Executive Officer

     During 2001, the compensation of the Company's Chief Executive Officer, John R. Schimkaitis, was determined pursuant to the three-part program described above, as follows:

     . His base salary was fixed under the terms of his employment agreement to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. He received a $20,000 salary increase effective April 1, 2001.

     . Mr. Schimkaitis' target bonus in 2001 was $90,000 or 30% of salary. As more fully described under "Annual Incentive Bonus" above, the Committee determined that although a significant percentage of his performance goals had been met, the aggressive target net income had not been satisfied. Therefore, Mr. Schimkaitis did not receive an annual cash bonus in 2001.

     . As more fully described under "Performance Incentive Plan" above, the performance incentive component of Mr. Schimkaitis' compensation consisted of the receipt of 2,400 shares of restricted stock.

     . In 2001, Mr. Schimkaitis was granted performance awards, which gives him the opportunity to earn up to 9,600 shares of Chesapeake common stock for a performance period beginning January 1, 2002 and ending December 31, 2002.

Compliance with Internal Revenue Code Section 162(m)

     Internal Revenue Code Section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation is specifically exempted from the deduction limit. No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers from the deduction limit. The Company does not anticipate that compensation paid to any of its executive officers in 2002 will exceed the dollar limit.

                                                   THE COMPENSATION COMMITTEE
                                                   Richard Bernstein (Chairman)
                                                   Calvert A. Morgan, Jr.
                                                   Jeremiah P. Shea


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors hereby provides the following report with respect to the Company's audited financial statements for the year ended December 31, 2001.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     The Audit Committee acts pursuant to the Audit Committee Charter. A copy of the Charter was attached as Appendix 1 to the 2000 Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $158,000 for the audit of the Company's 2001 financial statements and for the reviews of the Forms 10-Q filed in 2001.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company or its subsidiaries in 2001, and accordingly no fees were incurred for services of this type.

All Other Fees

     The aggregate fees billed to the Company and its subsidiaries by PricewaterhouseCoopers LLP for services rendered in 2001, other than for the two categories of services described above, totaled $65,250, consisting of $42,250 for preparation of 2000 federal and state tax returns, $12,000 for audits of pension and savings plans, $6,000 for other audit related services and $5,000 for 2001 tax consulting services.

     The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP, as described under the heading "All Other Fees," are compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                               THE AUDIT COMMITTEE
                                               Rudolph M. Peins, Jr., (Chairman)
                                               John W. Jardine, Jr.
                                               Walter J. Coleman

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 2001, with the cumulative total return on the S&P 500 Index and an industry index consisting of 31 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. The performance of the companies composing the C.A. Turner industry index is used by the Compensation Committee for comparison purposes with respect to awards under the Company's Performance Incentive Plan.

     The 31 companies in the C.A. Turner industry index are as follows: AGL Resources Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, El Paso Energy Corporation, Energen Corporation, Energy West Incorporated, EnergySouth, Inc., Equitable Resources, Inc., KeySpan Corp., Kinder Morgan, Inc., Laclede Group, Inc., National Fuel Gas Company, New Jersey Resources Corp., NICOR Inc., Northwest Natural Gas Co., NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, WGL Holdings, Inc. and Williams Companies, Inc.

     The comparison assumes $100 was invested on December 31, 1996 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                     [GRAPH]

                                         Cumulative Total Stockholder Return
                       ---------------------------------------------------------------------
                          1996        1997        1998        1999         2000        2001
                          ----        ----        ----        ----         ----        ----
Chesapeake               100.0       120.9       155.1        146.3       155.3       157.4
S&P 500                  100.0       123.0       164.0        211.0       255.3       232.1
Industry Index           100.0       115.1       149.8        144.6       138.6       168.1

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of Chesapeake and its consolidated subsidiaries for the fiscal year ending December 31, 2002. The Board is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders.

     PricewaterhouseCoopers LLP has served as independent auditors of Chesapeake and its subsidiaries since 1982. The firm has wide experience in accounting and auditing for public utilities and other companies. PricewaterhouseCoopers LLP is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants. By virtue of their membership in this Section, they have agreed to undergo a review by an independent accounting firm once every three years. All of the professional services provided by PricewaterhouseCoopers LLP are furnished at customary rates and terms.

     Based upon the recommendation of the Audit Committee, the Board of Directors selected this firm to act as Chesapeake's independent auditors for 2002, subject to ratification by the stockholders, in the belief that PricewaterhouseCoopers LLP is well qualified. Should the selection of PricewaterhouseCoopers LLP as independent auditors of Chesapeake not be ratified by the stockholders, the Board of Directors will reconsider the matter.

                      SUBMISSION OF STOCKHOLDERS' PROPOSALS

     Any stockholder who wishes to submit a proposal for possible inclusion in Chesapeake's proxy statement for the annual meeting to be held in 2003 must submit the proposal in writing to the Board of Directors on or before November 30, 2002. Written proposals should be directed to William C. Boyles, Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

     Under the Company's bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of the Company. To be timely, the stockholder's notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the date of this meeting (unless less than 75 days' notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15/th/ day following the day on which such notice or public disclosure is given).

        ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

     CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR CHESAPEAKE'S FISCAL YEAR ENDED

DECEMBER 31, 2001. WRITTEN REQUESTS SHOULD BE DIRECTED TO WILLIAM C. BOYLES, CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2001, the following person filed a late report on Form 4: Mr. Coleman filed one late report disclosing one transaction.

                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard to the matter according to their discretion.

                                          By Order of the Board of Directors,


                                          William C. Boyles
                                          Corporate Secretary

                    [LOGO CHESAPEAKE UTILITIES CORPORATION]

                                                                  March 29, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 21, 2002, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

                                             Sincerely,

                                             /s/ Ralph J. Adkins
                                             RALPH J. ADKINS
                                             Chairman of the Board

                                   DETACH HERE

[X] Please mark your
    votes as in this
    example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                                                                                  FOR     AGAINST    ABSTAIN
1.  Election of Directors                              2.  For ratification of the selection of    [_]       [_]        [_]
    Nominees: Thomas J. Bresnan, Walter J. Coleman,        independent auditors
    Joseph E. Moore, John R. Schimkaitis

              FOR    WITHHELD
              [_]      [_]                             3.  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.



[_] ________________________________________
    For all nominees except as noted above.            [_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                                       PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE
                                                       ENCLOSED ENVELOPE.

                                                       Please sign exactly as name appears hereon. Joint owners should each sign.
                                                       When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ______________________________ Date: _______________ Signature: ______________________________ Date: _______________

                                   DETACH HERE

                                      PROXY

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON MAY 21, 2002 IN THE BOARD ROOM
                               PNC BANK, DELAWARE
                               222 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19899


     The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

     The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, shares will be voted FOR Items 1 and 2.

     The Board of Directors Recommends a Vote FOR Items 1 and 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SEE REVERSE                                                      SEE REVERSE
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